Exhibit 99.1

Emerging Markets Horizon Corp. Announces Changes to Board and Management and Receipt of Notice from Nasdaq Regarding Late Form 10-K Filing

NEW YORK, April 21, 2022 /PRNewswire/ — Emerging Markets Horizon Corp. (the “Company”) announced today that, on April 17, 2022, Riccardo Orcel informed the Company that he intends to resign from his positions as Chief Executive Officer and member of the Board of Directors (the “Board”) of the Company, effective April 21, 2022. Concurrently with his resignation, Mr. Orcel and EM Horizon Investments, the Company’s sponsor (the “Sponsor”), agreed to suspend indefinitely Mr. Orcel’s voting and management rights in the Sponsor. Mr. Orcel’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Orcel’s resignation, on April 21, 2022, the Board appointed Jonathan Neill, the Company’s current Chief Financial Officer, as Chief Executive Officer of the Company, to serve on an interim basis, effective immediately. Concurrently with his appointment as interim Chief Executive Officer, Mr. Neill resigned from his position as Chief Financial Officer of the Company, though he will remain a member of the Board. On the same date, the Board appointed Christopher Edwards as a member of the Board and Chief Financial Officer of the Company, to serve on an interim basis, effective immediately.

Jonathan Neill is Chairman and Chief Investment Officer of FPP Asset Management LLP, an affiliate of the Sponsor. Christopher Edwards is director and Chief Financial Officer at FPP Asset Management LLP.

The Company also announced today that, on April 19, 2022, it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because it failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) with the Securities and Exchange Commission (“SEC”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC.

The Notice stated that the Company has sixty days from the date of the Notice to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until October 12, 2022) to regain compliance. The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

As previously disclosed in the Company’s Form 12b-25 filed on March 31, 2022, the Company was unable to file the Form 10-K by the required due date of March 31, 2022. The Company was unable to file its Form 10-K by the extended filing date pursuant to Rule 12b-25 due to additional delays in completing the audit of the financial statements included in the Form 10-K arising from Riccardo Orcel’s relationship with Polymetal International plc and the Company’s historical relationship with VTB. The Company is working diligently to address these issues and file its Form 10-K as soon as practicable.

About Emerging Markets Horizon Corp.
Emerging Markets Horizon Corp. is a blank check company focused on Western Europe, Central & Eastern Europe, the Commonwealth of Independent States (excluding Russia and Belarus) and Latin America, whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by EM Horizon Investments, which is controlled by FPP Capital Advisers (an affiliate of FPP Asset Management LLP) and Riccardo Orcel.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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For more information, please contact:
Jonathan Neill at Jonathan.Neill@fppim.com